POWER OF ATTORNEY FOR SECTION 16 INSIDER TRADING FORMS

   I,the undersigned, hereby constitutes and appoints Aaron M. Kaslow and Janet VA Replogle, each of whom may act alone, as the undersigned's true and lawful attorney-in-fact, with full power of substitution, to:

(1) prepare, executre in the undersigned's name and on the undersigned's behalf, and submit to the United States Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by
Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or any rule or regulation promulgated by the SEC.

(2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director of Sandy Spring Bancorp, Inc. (the "Company"), Forms 3, 4, and 5, including but not limited to any amendments thereto, in accordance with Section 16(a) of the Exchange Act, and the rules promulgated thereunder, which may be necessary or desirable as a result of the undersigned's ownership of or transaction in securities of the Company;


(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or any amendments thereto, and timely file such form with the SEC and any other stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

   The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact?s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned?s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

   This Power of Attorney shall remain in effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned?s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

   In witness whereof, the undersigned has caused this Power of Attorney to be executed as of the 31st day of July, 2019.

Signed  /s/ James J. Maiwurm